                                                                     EXHIBIT 2.1
                        STOCK FOR STOCK EXCHANGE AGREEMENT

     THIS STOCK FOR STOCK EXCHANGE  AGREEMENT  ("Agreement") is made and entered into as of the 12th day of May 2004, by and among Jimmy L. Boswell  ("Boswell"),
David G. Lucas  ("Lucas"),  Reginald  W.  Einkauf  ("Einkauf"),  John D.  Miller
("Miller")  (collectively  "Buyers")  and  Cognigen  Networks,  Inc., a Colorado
corporation ("Cognigen").

     A.  WHEREAS,  the Buyers own certain  shares of the issued and  outstanding common stock of Cognigen and  collectively  desire to transfer a portion of such shares  totaling  800,000  ("Cognigen  Shares")  to  Cognigen  in the  following respective amounts:

            Boswell           216,667
            Lucas             216,667
            Einkauf           216,666
            Miller            150,000;

     B.  WHEREAS,  in exchange for the  Cognigen  Shares,  the Buyers  desire to receive from Cognigen all of the issued and outstanding shares ("CST Shares") of
Cognigen  Switching  Technologies,  Inc., a California  Corporation  ("CST"),  a
wholly owned  subsidiary of Cognigen,  and Cognigen  desires to effectuate  such exchange, on the terms and subject to the conditions contained herein; and

     NOW,  THEREFORE,  for and in  consideration  of the premises and the mutual promises made herein and in  consideration  of the  covenants,  representations, warranties and conditions set forth herein, the receipt and sufficiency of which are hereby  acknowledged,  the Parties,  intending to be legally bound, agree as follows:

                                    ARTICLE 1.

                    EXCHANGE OF COGNIGEN SHARES FOR CST SHARES
                    ------------------------------------------

     1.1.  Exchange of Cognigen Shares for CST Shares.  Subject to the terms and conditions  of this  Agreement,  the Buyers hereby agree to transfer to Cognigen the  Cognigen  Shares and,  in exchange  therefore,  Cognigen  hereby  agrees to transfer the CST Shares to the Buyers.  The CST Shares shall be  transferred  to the Buyers and new shares registered as follows:

            Boswell           4,344
            Lucas             4,344
            Einkauf           4,344
            Miller            3,010

     1.2.  Issuance of Cognigen  Warrants.  As additional  consideration for the
Cognigen Shares,  at Closing (as hereinafter  defined) Cognigen shall deliver to the Buyers executed warrants to acquire common stock of Cognigen  (collectively,
"Warrants"), in the form attached hereto as Exhibit A and incorporated herein by this  reference,  pursuant  to  which  agreements  the  Buyers  will be  granted collectively  the right to acquire 200,000 shares of Cognigen common stock for a period of five (5) years at a price equal to the  average of the closing  prices for Cognigen common stock for the twenty (20) trading days prior to the Closing.
The Warrants shall be granted to the Buyers in the following respective amounts:

            Boswell           54,167
            Lucas             54,167
            Einkauf           54,166
            Miller            37,500

                                    ARTICLE 2.

                                     CLOSING
                                     -------

     2.1. The Closing. Subject to the conditions precedent contained herein, the exchange  provided  for in this  Agreement  ("Closing")  shall take place at the offices of Reitner & Stuart, 1319 Marsh Street, San Luis Obispo,  California, at
1:00 p.m.  (local time) on (i) the business day upon which all of the conditions in Sections 6.1, 6.2 and 7.7 have been  satisfied or waived,  or (ii) such other date and time as is  mutually  agreed to by the  Buyers and  Cognigen  ("Closing
Date").  If such Closing has not occurred by May 21, 2004,  this Agreement shall automatically terminate unless mutually extended in writing.

                                    ARTICLE 3.

                       DOCUMENTS TO BE DELIVERED AT CLOSING
                       ------------------------------------

     3.1. Documents to Be Delivered to Cognigen.  At the Closing,  the following shall be delivered to Cognigen:

          a. Duly executed  originals of the share certificates and stock powers representing the Cognigen Shares,  together with such signatures guaranteed by a member of the Medallion Signature Guarantee Program, as necessary,  to transfer the ownership rights therein to Cognigen;

          b. A  certificate  executed by the Buyers dated as of the Closing Date certifying  that each of the respective  representations  and warranties of the Buyers  contained  in this  Agreement  are then true and correct to the best of their  knowledge  and  belief,  that  the  respective  Buyers  have complied with all  agreements  and  conditions  required of each of them by this Agreement and all related  agreements to be performed or complied with by them as of the Closing Date; and

          c. A fully  executed  original of the Master  Services  Agreement  (as hereinafter defined) in the form attached hereto as Exhibit B.

          d. Such  documentation as Cognigen may reasonably  require to evidence the  cancellation of all incentive stock options granted by Cognigen to any current CST employee.

     3.2. Documents to Be Delivered to the Buyers. At the Closing, the following shall be delivered to the Buyers:

          a. The CST Shares in accordance with Section 1.1 above;

          b. A certificate  executed by an authorized  officer of Cognigen dated as of the Closing  Date  certifying  that each of the  representations  and warranties  of  Cognigen  contained  in this  Agreement  are then  true and correct to the best of their  knowledge  and belief and that  Cognigen  has complied with all agreements and conditions  required by this Agreement and all related  agreements  to be performed  or complied  with by it as of the
     Closing Date;

          c.  Written  consents  of  all  lessors,  financial  institutions  and creditors  of Cognigen or CST and any other third  parties or  governmental entities necessary to complete the transactions herein contemplated;

          d. The Warrants as set forth in section 1.2 above;

          e. A fully executed  original of the Master Services  Agreement in the form attached hereto as Exhibit B; and

          f. A new  promissory  note  ("Promissory  Note")  from  CST to  Sprint restructuring  the current debt owed by CST to Sprint with a new  principal amount of $210,000 and an interest rate of 6.5% per annum (18% in the event of default).  The  Promissory  Note will be payable in 23 equal payments of
     $4,000 per month of principal and interest and will have a balloon  payment for the balance of principal and interest due on the 24th payment date. The
     Promissory  Note  will  be a  collateralized  by all of  CST's  assets  and proprietary  accounts.  The debt evidenced by the  Promissory  Note will be guaranteed  severally by the Buyers in the amount of $10,000 each with such guaranties to be released after payment by CST of $100,000.

                                     ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYERS
                   --------------------------------------------

     4.1. Representations and Warranties of Certain of the Buyers. The Buyers in
their individual capacities,  as a material inducement to Cognigen to enter into this Agreement,  hereby jointly and severally  represent and warrant to Cognigen that the  following  statements  are true and  correct as of the date hereof and will be true and correct  through the  Closing of the  exchange of the  Cognigen
Shares for the CST Shares as if made on the Closing Date. These  representations and warranties may be relied upon fully by Cognigen and/or any assigns.

          a. Buyers are,  and will be on the Closing  Date,  the sole record and beneficial  owners and Buyers of the Cognigen Shares set forth in Recital A as being  owned by them,  which  shares  are free and  clear of all  liens, claims, rights or other encumbrances of any nature whatsoever.

          b. This Agreement  constitutes the legal, valid and binding obligation of the Buyers enforceable  against the Buyers in accordance with its terms.
     Upon the  execution  and  delivery by the Buyers of the  closing  documents listed under Section 3.1 of this Agreement  ("Buyers  Closing  Documents"), such  Closing  Documents  that are  delivered by them will  constitute  the legal, valid and binding obligations of the Buyers, enforceable against the
     Buyers in accordance with their respective  terms. The Buyers have absolute and  unrestricted  right,  power,  capacity  and  authority  to execute and deliver this Agreement and the Buyer's Closing Documents that are delivered by them, to perform their  obligations under this Agreement and the Buyer's
     Closing  Documents  that are delivered by them, and to deliver the Cognigen
     Shares owned by them to Cognigen on the terms contained herein.

          c. The Buyers are not insolvent and are receiving new consideration at least  equal to the full and fair  value of the  Cognigen  Shares  owned by them.

          d. No  representation  nor  warranty by the Buyers and no statement in the Exhibits  attached  hereto  contains  any untrue  statement or omits to state a material fact necessary to make the statements  herein, in light of the circumstances in which they were made, not misleading.

          e. Each Buyer (a)  understands  that the CST Shares,  the Warrants and the underlying  Cognigen Shares have not been, and will not be,  registered under the  Securities Act of 1933 or under any state  securities  laws, are being  offered and sold in reliance upon federal and state  exemptions  for transactions  not involving  any public  offering and will contain a legend restricting  transfer;  (b) is acquiring  the  Warrants and the  underlying
     Cognigen  Shares being acquired by Buyer solely for Buyer's own account for investment purposes,  and not with a view to the distribution  thereof; (c)
     is a  sophisticated  investor with knowledge and experience in business and
     financial  matters;   (d)  has  received  certain  information   concerning
     Cognigen,  has reviewed  Cognigen's  reports  located on the website of the
     Securities  and Exchange  Commission  (http://www.sec.gov)  and has had the opportunity  to  obtain  additional  information  as  desired  in  order to evaluate  the merits and the risks  inherent  in holding the  Warrants  and underlying  Cognigen Shares;  and (e) is able to bear the economic risk and lack of  liquidity  inherent  in  holding  the  Cognigen  Warrants  and the underlying Cognigen Shares.

          f. No amounts for salary, wages, accrued vacation,  accrued sick leave or any amounts  that might be due from CST or  Cognigen to any  employee of
     CST or  consultant  to CST will be paid or  assumed by  Cognigen  as of the
     Closing  but rather  will be paid by CST and Buyers and CST will  indemnify
     Cognigen therefrom.

          g. Within a period of three months after the Closing,  the Buyers will cause CST to change its name to delete the word  "Cognigen"  therefrom  and the Buyers will cause CST to no longer use the word  "Cognigen" in its name or otherwise.

                                    ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF COGNIGEN
                    ------------------------------------------

     5.1. Cognigen's Representations and Warranties.  Cognigen hereby represents and warrants to the Buyers that the  statements  contained in this Article 5 are true and correct as of the date of this  Agreement  and will be true and correct through the Closing:

          a. Cognigen is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Colorado; is duly qualified to transact business as a foreign  corporation and is in good standing in such states in which the conduct of its business or ownership or use of property requires  such  qualification  except  where the failure to be so qualified would not have a material  adverse  effect on the  financial  condition  of
     Cognigen;  and has all corporate  power necessary to engage in the business in which it is presently engaged.

          b. This Agreement  constitutes the legal, valid and binding obligation of Cognigen,  enforceable against it in accordance with its terms. Cognigen has absolute  and  unrestricted  right,  power,  capacity and  authority to execute and deliver this Agreement and Cognigen's closing documents, and to perform its obligations hereunder.  Cognigen has taken all corporate action necessary to authorize Cognigen's officers to effectuate this Agreement and the transactions contemplated hereunder.

          c.  Neither  the  execution  and  delivery of this  Agreement  nor the consummation  of  the  transactions  herein  contemplated  (i)  contravene, conflict  with,  cancel,  terminate,  modify,  result  in the  breach of or accelerate the performance  required by, any terms of any contract or other agreement,  (ii) result in the creation of any lien,  charge or encumbrance upon any of the  properties or assets of Cognigen or CST under the terms of any such agreement, or (iii) give any federal, state or local government or other  political  subdivision  or  agency  the right to  revoke,  withdraw, suspend,  cancel,  terminate or modify any authorization or license that is held by Cognigen or CST or that  otherwise  relates to the  business of, or any of the assets owned or used by, Cognigen or CST.

          d.  Cognigen  does not have any  knowledge  of any actual,  pending or
     threatened   claim,   litigation  or  any  other  action  against  it  that
     challenges,  prevents,  delays,  makes  illegal or  otherwise  affects  its ability to perform its obligations under this Agreement.

          e. The  exchange  of  Cognigen  Shares  for CST  Shares as well as the issuance of the Warrants to be issued  pursuant this  Agreement will not be undertaken in violation of the Securities Act, any blue sky statute, or any other applicable law. Cognigen has a sufficient number of shares authorized to issue upon exercise of the Warrants.

          f. No representation  nor warranty by Cognigen and no statement in the
     Exhibits  attached hereto contains any untrue statement or omits to state a material  fact  necessary to make the  statements  herein,  in light of the circumstances in which they were made, not misleading.

          g.  Cognigen owns all of the issued and  outstanding  shares of common stock in CST,  which  total  16,042  shares,  free and clear of any lien or encumbrance,  and there are no other outstanding  securities of CST, or any outstanding options or warrants to acquire any security in CST.

                                    ARTICLE 6.

                     CONDITIONS TO OBLIGATIONS OF THE PARTIES
                     ----------------------------------------

     6.1.  Conditions  Precedent to Obligations of Cognigen.  The obligations of
Cognigen  under this  Agreement  are  subject to the  fulfillment,  prior to the
Closing, of the following  conditions precedent (in addition to other conditions and terms of this Agreement),  unless specifically waived in writing by Cognigen at or prior to the Closing:

          a. Representations and Warranties.  The representations and warranties of the Buyers shall be in all material respects true,  correct and complete at the Closing as if made at such date and time.

          b.  Compliance.  The Buyers shall have  performed  all  covenants  and agreements,  satisfied all conditions and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by the Buyers as of the Closing.

          c. No Error or  Misrepresentation.  Cognigen shall not have discovered any  material  error,  misstatement  or  omission  in  or  failure  of  any representation or warranty made by any of the Buyers.

          d.  Deliveries.  The  Buyers  shall  have  on or  before  the  Closing delivered to Cognigen or its  authorized  representatives  a fully executed
     original  of  a  master  service  agreement   providing  for  the  business
     relationship  of CST and  Cognigen  after the Closing in the form  attached hereto as Exhibit B ("Master Services Agreement").

          e. Legal Matters.  All legal matters in connection with this Agreement and the  consummation  of all  transactions  herein  contemplated,  and all documents and  instructions  delivered to Cognigen in connection  herewith, shall  be  reasonably  satisfactory  in form to  Cognigen,  its  authorized representatives and its counsel.

          f. CST Balance  Sheet  Adjustments.  By the  Closing,  all  accounting entries and inter-company adjustments of assets and liabilities between CST and  Cognigen  shall have been made so that the January  31,  2004  balance sheet of CST after giving effect to such entries and  adjustments  shall be
     as  attached   hereto  as  Exhibit  C.  The  Closing  of  the   transaction
     contemplated  by this  Agreement  shall  constitute  an  assignment  and/or assumption,  as the case may be, by Cognigen and CST of the assets assigned and liabilities assumed, as the case may be, on such Exhibit.  Cognigen and
     CST shall  execute,  whether prior to or  subsequent  to the Closing,  such additional  documentation,  if any, to  acknowledge  such  assignments  and assumptions as may be necessary or appropriate to give legal effect to such entries and adjustments.

     6.2. Conditions  Precedent to Obligations of the Buyers. The obligations of the Buyers under this Agreement to sell,  transfer,  assign,  convey and deliver the  Cognigen  Shares to Cognigen  are subject to the  fulfillment,  prior to or simultaneous  with  the  Closing,  of the  following  conditions  precedent  (in addition to other conditions and terms of this Agreement),  unless  specifically waived in writing by all of the Buyers at or prior to the Closing:

          a. Representations and Warranties.  The representations and warranties of Cognigen  contained in this Agreement shall be in all material  respects true, correct and complete at the Closing as if made at such date and time.

          b.  Compliance.  Cognigen  shall  have  performed  all  covenants  and agreements,  satisfied all conditions and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing.

          c. No Error or Misrepresentation. The Buyers shall not have discovered any  material  error,  misstatement  or  omissions  in or  failure  of  any representation or warranty made by Cognigen.

          d. Deliveries.  Cognigen shall have on or before the Closing delivered to the Buyers the following:

               (i) A fully executed original of the Master Services Agreement;
               (ii) Fully executed originals of the Warrants; and
               (iii) The Promissory Note.

          e. Sufficient  Authorized  Common Stock. If necessary,  Cognigen shall have increased the number of its authorized but unissued shares of Cognigen common stock so that it has a sufficient  number of authorized but unissued shares of common  stock to issue the  number of shares of  Cognigen  common stock represented by the Warrants.

          f. Legal Matters.  All legal matters in connection with this Agreement and the  consummation  of all  transactions  herein  contemplated,  and all documents and instructions  delivered to the Buyers in connection herewith, shall be reasonably  satisfactory in form to the Buyers,  their  authorized representatives and their counsel.

          g. CST Balance  Sheet  Adjustments.  By the  Closing,  all  accounting entries and inter-company adjustments of assets and liabilities between CST and  Cognigen  shall have been made so that the January  31,  2004  balance sheet of CST after giving effect to such entries and  adjustments  shall be
     as  attached   hereto  as  Exhibit  C.  The  Closing  of  the   transaction
     contemplated  by this  Agreement  shall  constitute  an  assignment  and/or assumption,  as the case may be, by Cognigen and CST of the assets assigned and liabilities assumed, as the case may be, on such Exhibit.  Cognigen and
     CST shall  execute,  whether prior to or  subsequent  to the Closing,  such additional  documentation,  if any, to  acknowledge  such  assignments  and assumptions as may be necessary or appropriate to give legal effect to such entries and adjustments.

                                    ARTICLE 7.

                             COVENANTS OF THE PARTIES
                             ------------------------

      The Parties agree that:

     7.1. Execution of this Agreement.  Prior to the Closing, the Parties hereto will use their best efforts to cause this  Agreement and all related  agreements to become effective,  and all transactions herein and therein contemplated to be consummated,  in  accordance  with its and their  terms,  to obtain all required consents,  waivers and  authorizations of governmental  entities and other third parties,  to  make  all  filings  and  give  all  notices  to  those  regulatory authorities or other third parties which may be necessary or reasonably required in order to effect  the  transactions  contemplated  in this  Agreement,  and to comply with all federal,  state, local and municipal laws, rules and regulations as may be applicable to the contemplated transactions.

     7.2.  Restrictive  Action. The Parties each agree that the Parties will not do any thing or act  prohibited by this Agreement or any related  agreement,  or fail to do any thing or act which the Parties have  undertaken or promised to do in this Agreement or any related agreement.

     7.3.  Operation of the Business of CST.  Between the date of this Agreement and the Closing, Cognigen and Buyers shall, and shall cause CST to:

          a.  conduct  the  business  of  CST  consistent  with  past  practice, consistent  with  the  business  practices  known  to  the  Buyers  and  in compliance with applicable laws;

          b. not take any action except in the ordinary course of business;

          c. not engage in any material  transaction  that would have a material adverse effect on the business,  operations, assets, financial condition or prospects  of  CST,  including  but  not  limited  to the  issuance  of any securities of CST;

          d. not amend or  terminate  any  material  contracts to which CST is a party; and

          e.  use  their  and  its  reasonable  best  efforts  to  (i)  preserve substantially intact the business  organization of CST, (ii) keep available the services of the current management and employees of CST, (iii) maintain the relations with  suppliers,  vendors,  customers,  landlords,  licenses, distributors  and other  persons or entities  having  significant  business relationships  with CST, (iv) maintain  comparable rates of growth in sales and achieve growth in income consistent with past practice; and (v) pay all accounts payable of CST in the ordinary course of business  consistent with past payment practices.

     7.4 Securities and Exchange Commission Filings.  Between the effective date of this  Agreement and the second yearly  anniversary  of the Closing,  Cognigen agrees to use its best efforts to file all reports and data with the  Securities and  Exchange  Commission  necessary  to permit the Buyers to sell any shares of common stock issued by Cognigen upon the exercise of such  Warrants  pursuant to and otherwise in conformity with Rule 144 under the Securities Act of 1933.

     7.5 Reseller and PUC Licenses.  Buyers agree that all Reseller  Licenses or
PUC Licenses in the name of Cognigen will be retained by Cognigen.

     7.6 Assignment of Global Crossing  Bandwidth Inc. Services  Agreement.  CST
will assign its agreement  with Global  Crossing  Bandwidth Inc. to Cognigen and
Global  Crossing  Bandwidth Inc. will agree to such  assignment  without cost to
Cognigen or CST or change in the agreement.

     7.7 Sprint Carrier Agreement UUNET/MCI. CST will assist Cognigen in setting up a new  contract  from Sprint to support  the  CogniPhone  product  offered by
Cognigen and in obtaining any agreements with UUNET/MCI.

     7.8 Accounting for CST and Cognigen.  As of February 1, 2004, the business, operations, books and records of CST and Cognigen have been maintained as though
CST and  Cognigen  were  separate  unaffiliated  businesses  using the Exhibit C balance  sheet as the starting  point for such  separation.  Neither Party shall claim an interest in or a right to any asset  (including  any  earnings  between
February 1, 2004 and the Closing Date)  reflected on the other Party's books and records for the period between  February 1, 2004, and the Closing Date nor shall either  Party assert that the other Party has assumed any  liability  except for those liabilities (i) set forth on Exhibit C or (ii) otherwise expressly assumed in writing.

                                    ARTICLE 8.

                            INDEMNIFICATION PROVISIONS
                            --------------------------

     All representations and warranties in this Agreement,  or in any instrument or document furnished transactions contemplated hereby shall survive the Closing for a period of one (1) year.  All such  representations  and  warranties  shall expire on the first anniversary of the Closing Date, except that claims, if any, asserted in writing  prior to such first  anniversary  identified as a claim for indemnification  pursuant to this Article 8 shall survive until finally resolved and  satisfied in full.  All  covenants and  agreements  contained  herein shall survive until fully  performed in accordance with their terms and any recoveries from third parties.

     8.1. Indemnification  Provisions -Buyers'  Representations,  Warranties and
Covenants.  The Buyers agree to indemnify  Cognigen,  its directors and officers from and  against the  entirety  of any  charges,  complaints,  actions,  suits, damages,  claims,  costs, amounts paid in settlement,  taxes, liens, expenses or fees,  including  all  attorneys'  fees and  costs,  which  Cognigen  may suffer resulting  from,  arising out of,  relating to or caused by the breach of any of
the  Buyers'  representations,   warranties  and  covenants  contained  in  this
Agreement.

     8.2. Indemnification  Provisions - Cognigen's  Representations,  Warranties
and  Covenants.  Cognigen  agrees to  indemnify  the Buyers from and against the entirety of any charges,  complaints,  actions,  suits, damages,  claims, costs, amounts  paid in  settlement,  taxes,  liens,  expenses or fees,  including  all attorneys' fees and costs,  which the Buyers may suffer resulting from,  arising
out  of,   relating   to  or  caused  by  the   breach  of  any  of   Cognigen's
representations, warranties and covenants contained in this Agreement.

     8.3.  Claims for  Indemnification.  In the event of the  occurrence  of any event which any Party asserts is an indemnifiable event pursuant to this Article
8, the Party claiming  indemnification  (the "Indemnified  Party") shall provide
prompt   notice  to  the  Party   required  to  provide   indemnification   (the
"Indemnifying  Party"),  specifying in detail the facts and  circumstances  with respect  to such  claim and the basis for  which  indemnification  is  available hereunder. If such event involves the claim of any third party, the Indemnifying
Party shall have the right to control the defense of  settlement  of such claim;
provided,  however,  that  (a)  the  Indemnified  Party  shall  be  entitled  to participate  in  the  defense  of  such  claim  at  its  own  expense,  (b)  the
Indemnifying  Party shall obtain the prior written  approval of the  Indemnified
Party (which  approval  shall not be  unreasonably  withheld or delayed)  before entering  into any  settlement  of such claim if,  pursuant to or as a result of such  settlement,  injunctive  or other  non-monetary  relief  would be  imposed against the Indemnified  Party, (c) the Indemnifying Party shall not be entitled to control  (but shall be  entitled  to  participate  at its own  expense in the defense  of), and the  Indemnified  Party shall be entitled to have sole control over,  and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the  Indemnified  Party which,  if successful,  could  materially interfere  with  the  business,  operations,  assets,  condition  (financial  or otherwise) or prospects of the Indemnified Party;  provided that the Indemnified
Party shall provide written notice to the Indemnifying  Party of its election to assume  control  over the defense of such claim  pursuant to this Section 8.4 if the Indemnifying  Party is entitled but fails to assume control over the defense of a claim as provided in this Section  8.4. If the  Indemnified  Party  assumes control of the defense of a claim as permitted hereunder,  the Indemnified Party shall  obtain  the prior  written  approval  of the  Indemnifying  Party  (which approval shall not be unreasonably withheld or delayed) before entering into any settlement  of such  claim if,  pursuant  to or as a result of such  settlement,
injunctive  or  other   non-monetary   relief  would  be  imposed   against  the
Indemnifying Party.

     In the event that the  Indemnifying  Party shall be  obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying  Party shall, upon  payment of such  indemnity  in full,  be  subrogated  to all rights of the
Indemnified  Party  with  respect  to the  claim to which  such  indemnification relates.

     8.4.  Other  Remedies.  The  foregoing  indemnification  provisions  are in addition to, and not in  derogation  of, any  statutory or common law remedy any
Party may have for breach of representation, warranty, covenant or contract.

                                    ARTICLE 9.

                           TERMINATION OF THIS AGREEMENT
                           -----------------------------

     9.1. Grounds for Termination. This Agreement shall terminate:

          a. By mutual written consent of Cognigen and the Buyers;

          b. By Cognigen or the Buyers,  if all the conditions  precedent to its or their respective obligations hereunder have not been satisfied or waived prior to or at the Closing, as it may be accelerated or extended;

          c. If  Cognigen  or the  Buyers  shall  have  defaulted  or refused to perform in any material respect under this Agreement, or if Cognigen or the
     Buyers  should have  reasonable  cause to believe there has been a material misrepresentation  concerning,  or failure or breach of, any representation or warranty by the other, or if it appears that Cognigen or the Buyers have committed any unlawful acts affecting the other and such default,  refusal, misrepresentation,  failure,  breach  or  unlawful  act shall not have been fully  cured  within 30 days from the date of  delivery  of written  notice specifying the alleged default, refusal, misrepresentation, failure, breach or unlawful act; or

          d. If the  transactions  contemplated  in this  Agreement  and related agreements  have not been  consummated  by the  Closing  Date set  forth in
     Section 2.1.

     9.2. Manner of Termination. Any termination of this Agreement shall be made in accordance  with the above listed  grounds and, if the  termination is by the
Buyers,  shall be supported by a written statement signed by each of the Buyers.
Each Party's  right of  termination  under Article 9 is in addition to any other right  it  may  have  at law or in  equity,  whether  for  damages  or  specific performance,  and the exercise of a right to  termination  will not be deemed an election of remedies.  Written notice of termination shall be given to the other
Party as provided in Article 11, and upon  receipt of such  termination  notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the Party. On termination,  each Party shall bear their own fees, costs and expenses.

                                    ARTICLE 10.

                               NECESSARY INFORMATION
                               ---------------------

     10.1.  Each  of  the  Parties  hereto  shall  furnish  to  the  others  all
information   concerning  such  Party   (including   financial   statements  and
statistical  information) required for inclusion in any application or statement to be filed or made by the other Party with or to any government agency or other third Party in connection with the proposed  exchange of the Cognigen Shares for the CST Shares and the Warrants.

                                    ARTICLE 11.

                                NOTICES TO PARTIES
                                ------------------

     11.1.  All notices,  demands,  consents or requests  required or authorized hereunder,  except as  otherwise  provide  herein,  shall be given in writing by
registered  or  certified  mail,  return  receipt   requested,   or  by  telefax
transmission,  telegram, cable, messenger or overnight courier service providing documentation  of  receipt,  at the  address  set forth  below or at such  other address as any Party may designate  from time to time given in  accordance  with this section, and shall be effectively given when deposited in the United States mails, postage prepaid or when otherwise received, as may be applicable:

      If to Cognigen:   Mr. Thomas S. Smith
                        9800 Mt. Pyramid Court
                        Suite 400
                        Englewood, Colorado  80112

      If to the Buyers: Mr. Jimmy L. Boswell
                        3220 South Higuera Street, Suite 103A
                        San Luis Obispo, California 93401
                        Fax No. 805-786-2644

      With a copy to:   John F. Stuart, Esq.
                        Reitner & Stuart
                        1319 Marsh Street
                        San Luis Obispo, CA 93401
                        Fax No. 805-545-8599

                                    ARTICLE 12.

                                    NO FINDERS
                                    ----------

     12.1. Representations and Indemnification by the Buyers. Each of the Buyers
represents  and  warrants to Cognigen  that each has not  employed  and does not intend to employ any person on his or its behalf as a finder in connection  with the transactions  herein contemplated and the Buyers jointly and severally agree to  indemnify  Cognigen  against any  liability  arising  from the claims of any persons  claiming  to have acted as finders or  brokers  and  against  any other damages suffered as a consequence of the falsity or breach of this Section 12.1.

     12.2. Representations and Indemnification by Cognigen.  Cognigen represents and warrants to the Buyers that Cognigen has not employed and does not intend to employ any person on its behalf as a finder in connection with the  transactions herein  contemplated  and agrees to indemnify  the Buyers  against any liability arising  from the  claims of any  persons  claiming  to have acted as finders or brokers and against any other damages  suffered as a consequence  of the falsity or breach of this Section 12.2.

                                    ARTICLE 13.

                                 FEES AND EXPENSES
                                 -----------------

     13.1.  Each  Party  shall  bear  its own  legal  fees  and  other  expenses associated with this Agreement and the transactions contemplated hereby, and, in particular,  (i) all fees incurred by each of the individual Buyers shall be the sole  responsibility  of the individual  Buyer incurring such costs and (ii) all fees and expenses incurred by Cognigen shall be the responsibility of Cognigen.

                                    ARTICLE 14.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

     14.1.  Effectiveness.  Subject to the  satisfaction  of the  conditions set forth in  Sections  6.1,  6.2 and 7.7,  this  Agreement  shall be  effective  at midnight on January 31, 2004. This Agreement shall be binding when signed by all
Parties hereto.

     14.2.  Amendment.  This Agreement  maybe amended,  modified or supplemented only by an instrument in writing executed by the Parties hereto.

     14.3. Assignment. Neither this Agreement nor any right created hereby or in any agreement  entered into in  connection  with the  transactions  contemplated hereby shall be  assignable by any Party hereto  without the written  consent of the Party not seeking assignment.

     14.4.  Parties  in  Interest;  No  Third  Party  Beneficiaries.  Except  as
otherwise  provided  herein,  the terms and conditions of this  Agreement  shall inure  to the  benefit  of and be  binding  upon  the  respective  heirs,  legal representatives,  successors  and assigns of the Parties  hereto.  Neither  this
Agreement nor any other agreement  contemplated hereby shall be deemed to confer upon any person not a Party  hereto or thereto any rights or remedies  herein or thereunder.

     14.5.  Entire  Agreement.  This Agreement and the  agreements  contemplated hereby  constitute  the entire  agreement of the Parties  regarding  the subject matter hereof and supersede all prior agreements and understandings both written and oral,  among the Parties or any of them,  with respect to the subject matter hereof.

     14.6.  Severability.  If any  provision  of  this  Agreement  is held to be illegal,  invalid or unenforceable under present or future laws effective during the term hereof,  such  provisions  shall be fully  severable and this Agreement shall be construed  and enforced as if such  illegal,  invalid or  unenforceable provisions  never  comprised a part hereof and the remaining  provisions  hereof shall  remain in full force and effect.  Furthermore,  in lieu of such  illegal, invalid or unenforceable provision, there shall be added automatically as a part of this  Agreement a provision as similar in terms to such  illegal,  invalid or unenforceable  provisions  as may be  possible  and as may be  legal,  valid and enforceable.

     14.7. Survival.  The respective  agreements,  representations,  warranties, covenants and other statements of the Parties set forth in this Agreement and in any  certificate,  Exhibit,  schedule  or other  instrument  attached  hereto or delivered by or on behalf of the Buyers or  Cognigen,  as the case may be, shall survive  and remain in full  force and effect  after the  Closing  Date  hereof, notwithstanding any provisions in this Agreement to the contrary.

     14.8.  Waiver.  The  failure  of  any  Party  to  insist  upon  the  strict performance of any of the  provisions of this Agreement  shall not be considered as a waiver of any such subsequent default of the same or similar nature.

     14.9.  Governing Law and Choice of Forum. This Agreement and the rights and obligations  of any Party hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of California.  The Parties agree that the  exclusive  judicial  forums shall be the  Superior  Court of the
County of San Luis  Obispo  in the State of  California  and the  United  States
District  Court  having  jurisdiction  over  matters in San Luis Obispo  County,
California.

     14.10.  Captions.  The captions in this  Agreement are for  convenience  of reference  only and  shall  not limit or  otherwise  effect  any of the terms or provisions hereof.

     14.11.  Gender and  Number.  When the context  requires,  the gender of all words used herein shall  include the  masculine,  feminine  and neuter,  and the number of all words shall include the singular and plural.

     14.12.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts,  each of  which  shall  be  deemed  a  original,  and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signatures of a
Party  shall  constitute  a valid and  binding  execution  and  delivery of this
Agreement.   Such  facsimile  copies  shall  constitute   enforceable   original
documents.

     14.13. Prevailing Party Clause. In the event of any litigation arising as a result of breach of this Agreement or failure to perform hereunder or failure of any  representation or warranty herein,  the Party or Parties prevailing in such dispute  shall be  entitled  to  collect  the costs of such  dispute,  including reasonable attorneys' fees or costs, from the Party or Parties not prevailing.

     14.14. Specific Performance.  Each of the Parties acknowledge that, in view
of  the  uniqueness  of  their   respective   businesses  and  the  transactions
contemplated in this Agreement,  each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore,  Cognigen and the Buyers  respectively agree that the other  shall be entitled  to  specific  performance  of the terms hereof in addition to any other  remedy to which it may be entitled at law or in equity.

IN WITNESS  WHEREOF,  the Parties  hereto have caused this Agreement to be executed the day and the year first above written.

BUYERS                                    COGNIGEN NETWORKS, INC.

/s/ Jimmy L. Boswell                     By:  /s/ Thomas S. Smith, President
------------------------------------         ---------------------------------
Jimmy L. Boswell                                Thomas S. Smith, President

/s/ David G. Lucas
------------------------------------
David G. Lucas

/s/ Reginald W. Einkauf
------------------------------------
Reginald W. Einkauf

/s/ John D. Miller
------------------------------------
John D. Miller

                                     EXHIBIT A

                              STOCK PURCHASE WARRANT

                           To Subscribe for and Purchase
                                   Common Stock
                                        of
                              COGNIGEN NETWORKS, INC.

       THIS CERTIFIES THAT, for value received,              ("Purchaser"),   or
                                                ------------
its registered assigns,  is entitled to subscribe for and purchase from Cognigen
Networks, Inc. ("Company"),  a corporation organized and existing under the laws of the State of Colorado, at the price specified below (subject to adjustment as noted below) at any time after the date hereof to and including January 31, 2009
(the "Expiration Date")              (    )  fully paid and nonassessable shares
                        ------------  ----
of   the Company's  $0.001 par value common stock ("Common  Stock")  (subject to adjustments  as noted  below)  ("Warrant")  and if  held by more than one person
("Warrants").  The   Warrant exercise  price  shall  be  $        per  share  of
                                                          -------
Common Stock ("Exercise Price").

     This Warrant is subject to the following provisions, terms and conditions:

     1. The rights  represented  by this  Warrant may be exercised by the holder hereof,  in whole or in part,  by written  notice of exercise  delivered  to the
Company 20 days prior to the intended  date of exercise and by the  surrender of this Warrant  (properly  endorsed if required)  at the  principal  office of the
Company and upon payment to it by official bank check of the purchase  price for such shares.  The Company  agrees that the shares so purchased  shall be and are deemed to be issued to the holder  hereof as the record  owner of such shares as of the close of  business  on the date on which  this  Warrant  shall  have been surrendered  and  payment  made for such  shares as  aforesaid.  Subject  to the provisions  of the next  succeeding  paragraph,  certificates  for the shares of stock so purchased  shall be delivered to the holder  hereof within a reasonable time, not exceeding 10 days, after the rights  represented by this Warrant shall have been so  exercised,  and,  unless this Warrant has  expired,  a new Warrant representing  the number of shares,  if any,  with respect to which this Warrant shall not then have been exercised  shall also be delivered to the holder hereof within such time.

     2.  Notwithstanding  the  foregoing,  however,  the  Company  shall  not be required to deliver any  certificate for shares of Common Stock upon exercise of this  Warrant  except in  accordance  with the  provisions,  and  subject to the limitations, of paragraph 5 hereof.

     3. The Company  represents  and  warrants  that this  Warrant has been duly authorized  by all  necessary  corporate  action,  has been  duly  executed  and delivered  and is a legal and binding  obligation  of the  Company.  The Company covenants  and agrees  that all shares of Common  Stock which may be issued upon the exercise of the rights  represented  by this Warrant  according to the terms hereof  will,  upon  issuance,  be duly  authorized  and issued,  fully paid and nonassessable.  The Company further  covenants and agrees that during the period within  which the rights  represented  by this  Warrant  may be  exercised,  the
Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription  rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

     5. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company  before  transferring  this  Warrant or  transferring  any
Common  Stock  issuable  or issued  upon the  exercise  hereof of such  holder's intention to do so,  describing  briefly the manner of any proposed  transfer of this  Warrant or such  holder's  intention as to the  disposition  to be made of shares of Common Stock issuable or issued upon the exercise hereof.  Such holder shall also  provide the Company  with a counsel's  opinion  satisfactory  to the
Company to the effect that the proposed  transfer of this Warrant or disposition of shares of Common Stock may be effected without  registration or qualification
(under any federal or state law) of this  Warrant or the shares of Common  Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and  opinion by the  Company,  such holder  shall be  entitled to transfer  this
Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares of Common Stock  received  upon such exercise or to dispose of shares of Common Stock  received  upon the previous  exercise of this  Warrant,  all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate  legend  respecting the aforesaid  restrictions  on transfer and disposition may be endorsed on this Warrant or the certificates for such shares of Common Stock.

     6. Subject to the  provisions  of paragraph 5 hereof,  this Warrant and all rights hereunder are transferable,  in whole or in part, at the principal office of the Company by the holder  hereof in person or by duly  authorized  attorney, upon surrender of this Warrant properly endorsed.  Each taker and holder of this
Warrant,  by taking or holding the same,  consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this  Warrant as the  absolute  owner hereof for any purpose and as the person  entitled to exercise the rights  represented by this Warrant,  or to the  transfer  hereof on the books of the  Company,  any notice to the  contrary notwithstanding;  but until such  transfer on such books,  the Company may treat the registered holder hereof as the owner for all purposes.

     7. This Warrant is  exchangeable,  upon the surrender  hereof by the holder hereof at the  principal  office of the Company,  for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed  for and purchased  hereunder, each of such new Warrants to represent  the right to subscribe  for and purchase such  number of shares of Common  Stock as shall be  designated  by said  holder hereof at the time of such surrender.

     8. The Company covenants that:

          (a) All shares of Common  Stock that may be issued and  delivered to a holder  upon the  exercise  of this  Warrant  and  payment  of the  Warrant purchase price will be, upon such delivery,  validly and duly issued, fully paid and nonassessable.

          (b) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its  successors  and shall inure to the benefit of the Purchaser and the successors and assigns of the Purchaser.

          (c) If the Company fails to perform any of its obligations  hereunder, it shall be liable to the  Purchaser  for all  damages,  costs and expenses resulting from the failure,  including,  but not limited to, all reasonable attorney's fees and disbursements.

          (d) This Warrant cannot be changed or terminated or any performance or condition  waived in whole or in part  except by an  agreement  in  writing signed by the party against whom enforcement of the change,  termination or waiver is sought.

          (e) If any  provision  of this  Warrant  shall be held to be  invalid, illegal or unenforceable,  such provision shall be severed, enforced to the extent possible,  or modified in such a way as to make it enforceable,  and the  invalidity,  illegality  or  unenforceability  shall  not  affect  the remainder of this Warrant.

     9. (a) If the  outstanding  shares  of  Common  Stock  shall be  subdivided
(split) or combined (reverse split), by reclassification or otherwise, or if any dividend  payable on the Common  Stock in shares of Common  Stock shall occur at the time that any portion of this  Warrant  remains  unexercised  in whole or in part, the Exercise Price and the number of shares of Common Stock  available for purchase  pursuant to the  exercise of this  Warrant  immediately  prior to such subdivision,  combination  or  dividend  shall be  proportionately  adjusted  as follows:

               (i) If a net increase  shall have been  effected in the number of outstanding shares of the Company's Common Stock, the number of shares of  Common  Stock  underlying  this  Warrant  shall be  proportionally increased and the cash consideration payable per share of Common Stock shall be proportionately reduced; and

               (ii) If a net reduction shall have been effected in the number of outstanding shares of the Company's Common Stock, the shares of Common
          Stock underlying this Warrant shall be proportionately reduced and the cash  consideration  payable  per  share  of  Common  Stock  shall  be proportionately increased.

          (b) In the event of the proposed  dissolution  or  liquidation  of the
     Company,  or any  corporate  separation  or  division,  including,  but not limited to, a split-up, split-off or spin-off, or a merger or consolidation of the Company with another  company,  or the sale of all or  substantially all of the assets of the Company, the Board of Directors of the Company may
     provide  that each holder will have the right to exercise  this Warrant (at its then current  Exercise  Price) solely for the kind and amount of shares of stock and other securities,  property,  cash or any combination  thereof receivable  upon such  dissolution,  liquidation,  corporate  separation or division, or merger or consolidation by a holder of the number of shares of
     Common Stock for which this Warrant might have been  exercised  immediately prior to such dissolution,  liquidation,  corporate separation or division, or merger or consolidation;  or, in the alternative,  the Board may provide that this Warrant will terminate as of a date fixed by the Board; provided, however that not less than 30 days written notice of the date so fixed must be given to the  holder,  who will have the right,  during the period of 30 days preceding such termination,  to exercise this Warrant as to all or any part of the shares of Common Stock covered by this Warrant.

          (c)  The   preceding   paragraph   will  not  apply  to  a  merger  or
     consolidation  in which the Company is the surviving  company and shares of
     Common Stock are not converted  into or exchanged for stock,  securities of any other company,  cash or any other thing of value.  Notwithstanding  the preceding  sentence,  in case of any  consolidation  or merger  of  another company into the Company in which the Company is the surviving  company and in which there is a  reclassification  or change (including a change to the right to receive  cash or other  property)  of the  shares of Common  Stock
     (excluding a change in par value, or from no par value to par value, or any change as a result of a  subdivision  or  combination,  but  including  any change in such  shares into two or more  classes or series of shares),  the
     Board may provide  that the holder of this  Warrant  will have the right to exercise this Warrant solely for the kind and amount of shares of stock and other  securities  (including those of any new direct or indirect parent of the Company),  property,  cash or any combination  thereof  receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common  Stock for which  this  Warrant  might have been exercised.

          (d) In the event of a change in the  Common  Stock of the  Company  as presently  constituted  into the same number of shares with a different par value,  the shares  resulting from any such change will be deemed to be the
     Common Stock of the Company within the meaning of this Warrant.

          (e) Except as expressly provided in this Warrant, the holder will have no rights by reason of any subdivision or  consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another  company;  and any issue by the Company of shares of stock of any class, or securities  convertible into shares of stock of any class, will not affect, and no adjustment will be made with respect to, the number or price of shares of Common Stock  subject to this  Warrant.  The grant of this  Warrant  will not affect in any way the right or power of the Company to make adjustments,  reclassifications,  reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     10. All questions  concerning this Warrant will be governed and interpreted and enforced in accordance  with the internal law, not the law of conflicts,  of the State of Colorado.

       IN WITNESS WHEREOF,  Cognigen Networks, has caused this Warrant to be signed by its duly  authorized  officer  and this  Warrant to be dated as of  January  31,
2004.

                                          COGNIGEN NETWORKS, INC.
                                          By.
                                             ---------------------------------
                                          Its: President

                              RESTRICTION ON TRANSFER

     "The  securities  represented  by this  Certificate  may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement  under the  Securities  Act of 1933  (the  "Act")  or  pursuant  to an exemption from  registration  under the Act, the  availability of which is to be established to the satisfaction of the Company."

                                 SUBSCRIPTION FORM

            To be Executed by the Holder of this Warrant if such Holder
               Desires to Exercise this Warrant in Whole or in Part:

      To:   Cognigen Networks, Inc. (the "Company")

            The undersigned
                            --------------------------------

                      Please insert Social Security or other
                         identifying number of Subscriber:

hereby irrevocably elects to exercise the right of purchase represented  by this
Warrant for, and to purchase thereunder,         shares  of the $0.001 par value
                                         -------
common  stock (the  "Common  Stock")  provided  for  therein and tenders payment
herewith to the order of the Company in the amount of $           , such payment
                                                       -----------
being made as provided on the face of this Warrant.

     The undersigned  requests that certificates for such shares of Common Stock be issued as follows:

Name:
     -------------------------------------------------------------------------

Address:
        ----------------------------------------------------------------------

Deliver to:
           -------------------------------------------------------------------

Address:
        ----------------------------------------------------------------------

and,  if such  number of shares of Common  Stock  shall not be all the shares of
Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock  purchasable  under this Warrant be  registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

                     Signature
                              ------------------------------------------------
                            Note:  The  signature  on this  Subscription  Form must
                            correspond  with the name as  written  upon the face of
                            this Warrant in every  particular,  without  alteration
                            or enlargement or any change whatever.

                                FORM OF ASSIGNMENT
                        (To Be Signed Only Upon Assignment)

     FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto:

                                            ------------------------------------
                                                [NAME]

      this Warrant, and appoints

                                            ------------------------------------
                                                [NAME]

to  transfer  this  Warrant on the books of the  Company  with the full power of substitution in the premises.

Dated:
      ------------------

In the presence of:
                   -----------------------------

                                            ------------------------------------

                                    (Signature  must  conform  in all  respects  to
                                    the  name of the  holder  as  specified  on the
                                    face  of  this  Warrant   without   alteration,
                                    enlargement or any change  whatsoever,  and the
                                    signature  must  be  guaranteed  in  the  usual
                                    manner).

                                   EXHIBIT B

                             MASTER SERVICES AGREEMENT

This MASTER SERVICES  AGREEMENT (the  "Agreement") is entered into as of the 1st day of February,  2004,  by and among,  Cognigen  Switching  Technologies,  Inc.
(hereinafter  referred  to as "CST") a  California  corporation  with  principal offices at Suite 103A, 3220 South Higuera Street, San Luis Obispo, CA 93401, and
Cognigen  Networks,  Inc.  (hereinafter  referred to as  "Cognigen")  a Colorado
Corporation  with its principal  office  located at Suite 210, 7001 Seaview Ave.
NW, Seattle, WA, 98117. CST and COGNIGEN are sometimes referred to herein as the
"Party" or "Parties".

WHEREAS,  CST is the  developer  and owner of computer  programs and  associated billing  systems  software  and  modules  used  for  telecommunications  rating, billing, provisioning, customer care, commissioning and database management; and

WHEREAS,  CST, as a wholly owned  subsidiary  of  Cognigen,  has  performed  the functions of telecommunications  rating, billing,  customer care,  provisioning, commissioning and database management on behalf of Cognigen in the past, and

WHEREAS,  Cognigen  desires to obtain from CST and CST desires to perform all of the  aforementioned  functions  going  forward  under the  terms and  conditions hereinafter set forth;

NOW  THEREFORE,  in  consideration  of the  foregoing  recitals,  of the  mutual promises,  agreements  and covenants  contained  herein,  and for other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged by both parties, CST and Cognigen hereby agree as follows:

                                1. Applicable Terms

A. Term

Subject to earlier  termination as provided herein,  this Agreement shall become effective February 1, 2004, and shall continue in effect for a (12) twelve-month term. This Agreement shall  automatically be extended for successive twelve (12)
month terms unless  Cognigen or CST shall have provided by certified mail to the other Party written notice of termination at least thirty (30) days prior to the expiration of the initial or any subsequent term.

B. Termination

Either Party may terminate this Agreement  because of the other Party's material breach of the Agreement as set forth in Section 4, below.  Any such  termination shall not relieve  Cognigen of its  obligation  to pay for  services  previously performed on its behalf.

                                  C. Early Termination

     i) Cognigen,  at its sole  discretion,  may terminate this Agreement at any time prior to the expiration of the then current term upon thirty (30) days prior  written  notice.  In the event  Cognigen  chooses to terminate  this
     Agreement  prior to the expiration of the then current term, CST shall make every  reasonable  effort to assist Cognigen in successfully  migrating any and all services  performed by CST on  Cognigen's  behalf to a  third-party vendor of  Cognigen's  choice,  and  continue to provide  such  services on
     Cognigen's behalf until such time the migration is deemed by Cognigen to be complete. Cognigen shall continue to pay CST in full for services performed on Cognigen's behalf throughout the course of any such migration effort. In addition,  Cognigen  shall  pay CST an  amount  equal to two (2)  times the average of the two (2) previous month's invoice amounts (Early  Termination
     Fee) upon the completion of the migration.

     ii) CST may terminate  this  agreement in the event that Cognigen  fails to timely pay any  amounts  when due under  Section 3 hereof.  In such  event,
     Cognigen shall be deemed to have elected Early Termination.  Cognigen shall pay CST an Early Termination Fee as provided in Section 1.C(i) hereof.

2.  Services.  For the term and any  extensions  thereof,  CST hereby  agrees to provide Cognigen with the following services (collectively "Services"):

     A.   Database management software with the following capabilities:

                |X|   Multi-Market and/or Cycle Database
                |X|   Miscellaneous Code/Rate Plan Maintenance
                |X|   Electronic Invoice Inquiry/Reporting
                |X|   Payment/Adjustment Posting/Reporting
                |X|   Sales Database and Commission Data Structure Maintenance
                |X|   Provisioning for Multiple Carriers
                |X|   Import/Export

     B.   An order-entry  and  administrative  management  software  system that allows the establishment and update of account records. In conjunction with the account  records,  rate plans,  product  types,  usage rates, monthly recurring  charges and other information  necessary to support product sales shall be housed in the CST system. The system also shall support the functionality necessary to perform new order activations.

     C.   CST will receive, on Cognigen's behalf, carrier usage data directly at
          CST's facility.  CST will receive database  updates,  which are merged with carrier usage data, CST's billing programs and, where applicable, the taxation database to rate call records and, if applicable, produce end-user  invoices.  Printing,  fulfillment  and mailing  services are provided at cost for direct  invoices to  end-users.  CST then updates its  software  with post  billing  run results  which  import into the account database as well as into various reporting engines and updates the accounts receivable system.

     D.   CST  shall  make  every  reasonable  effort  to (a)  produce  end user invoices (for Direct Billing) within five (5) business days and/or (b)
          produce  Exchange Message  Interface  (`EMI') records within three (3)
          business days and (c) produce all  management  reports within five (5)
          business days from receipt of all components to be incorporated within the  billing  run  exclusive  of newly  formed  markets or cycles,  or billing runs containing new carrier data or  modifications to existing carrier's data. In the event Cognigen  desires to review the output of the billing run prior to it being distributed to either the printer or
          the  Local  Exchange   Carrier  (LEC)   clearinghouse,   whichever  is
          applicable,  such time shall be excluded from the  calculation  of the number of business days.

     F.   CST  hereby  agrees  to  provide  Cognigen  the  following   services,
          described in greater detail in Exhibits A-1 and A-2 attached hereto:

          i)   Computer  processing  time  as well as  such  CST  personnel,  as determined  by  CST,  required  for  the  purposes  of  producing
               end-user   invoices,   provisioning   and  servicing   customers,
               generating      required      reports,      performing      fraud
               detection/resolution  procedures,  and  for  the  support  of the
               Cognigen database software.

          ii)  All  initial  required  programming  and  processing  of  billing information  to produce  Cognigen  invoices on  Cognigen  labeled stock.  Changes in billing  formats and  subsequent  additions of carriers  requiring  program  modifications  may be invoiced on a time and materials basis.

          iii) All output files for bill printing in XML or flat-file  format to an approved print vendor selected by Cognigen.

          iv)  If applicable  burst,  stuff,  sort, meter, and mail all Cognigen invoices.  In the event  Cognigen  has  insufficient  postage  on deposit, CST may at its discretion,  return the unposted items to
               Cognigen for Cognigen to disperse.

          v)   Provide file transfer ability of Cognigen data and detail billing between the  locations of CST and  Cognigen.  Cognigen  database, invoice summary  information and Cognigen  billing detail may, at
               CST's  discretion,  be mailed in electronic  format via overnight carrier at Cognigen's  expense or placed in the  Cognigen's  File
               Transfer  Protocol  (`FTP')  directory  for  Cognigen  retrieval.
               Additional charges may apply.

          vi)  Maintain a billing  system  database  with respect to  Cognigen's information  including  but not  limited  to,  account  names and addresses,  telephone numbers,  rate tables,  transactions posted and any monthly charges associated with its customers.

          vii) Provide all management reports created or in the process of being created on Cognigen's behalf, in addition to the reports included herein as Exhibit A-2.

          viii) Provide Tax Provider's reports.

          ix)  Provide the CogniConference(TM)conferencing product

          x)   Provide switched services (e.g.  CogniDial(TM),  CogniCall(TM)and calling cards)

     G. Cognigen agrees to provide CST with the following:

          i)   Call data records in files complete with  Cognigen's  call record billing  information  for  CST  processing.  This  call  data  is required of all carriers  providing  carrier service to Cognigen.
               CST is not  responsible for errors on call data provided by third parties.

          ii)  Legible  record  layouts for all involved  carriers as applicable
               along  with  accompanying   documentation  on  the  data  fields.
               Cognigen shall make every  reasonable  effort to work with CST to ensure that periodic  carrier  changes to record  layouts will be communicated  to CST in  writing  no less than  thirty  (30) days prior to the layout change.

          iii) Cognigen will ensure that its underlying  carriers properly label call records and files so as to clearly indicate  Cognigen's name on electronic  files and provide a  transmittal  to accompany the file clearly identifying the period covered by the tape. CST will assume no liability for any  processing  delays or omissions as a result of non-labeled or mislabeled tapes or files.

          iv)  Cognigen  will  have  individuals  on  staff  who  have  a  basic understanding  of computers and the functions of their  operating system.  Questions as to basic operating system functions will be billed at CST's  Programmer/Analyst  Support rate as specified in
               Exhibit A-3.

          v)   Cognigen  understands that the integrity of the billing database, and,  therefore the accuracy of its billing,  is dependent on the
               relationships  of  its  internal   tables.   Cognigen  shall  not
               intentionally  add,  modify or delete  data  within  the  billing database  with any  software  other  than that  supplied  by CST.
               Cognigen  may use other  software  packages to read data from the billing  database.  In the event  Cognigen  does  add,  modify or delete table entries from the billing  database,  Cognigen  fully understands  that CST may not be in a position to assist Cognigen in the recovery of its billing  data.  In the event CST can be of assistance in  recovering  the billing data, it shall be at CST's current  prevailing  rates.  CST shall be held  harmless from any losses to Cognigen as a result of Cognigen  modifying its billing database and Cognigen  agrees that doing so  constitutes a breach of this agreement and CST may terminate  this  agreement  without penalty.  In such event  Cognigen  shall be invoiced  under EARLY
               TERMINATION as outlined in Paragraph 1C(i) of this Agreement.

          vi)  Cognigen will give advance written notice to CST of its intent to set up a new market and/or cycle.

          vii) Cognigen understands that in order to assure timely processing of
               Cognigen  invoices,  CST  adheres  to  a  strict  job  processing schedule. Cognigen shall make reasonable efforts to provide or to have  provided to CST any and all necessary  components  for bill processing  within a period not to exceed two (2)  business  days after the Monthly  Processing  Date. The Monthly  Processing Date
               shall be defined as the  average of the day of the month the last carrier call data records to be  incorporated  in the  processing run arrives at CST during the first  three (3) months  under this
               Agreement.  Cognigen  shall  make  all  arrangements  to have the carrier data sent  directly to CST and to have each type of media properly labeled with Cognigen's company name.

3. Service Charges; Payment

     A.   Service Charges. In consideration of the Services,  Cognigen shall pay such fees and charges to CST as are  described on Exhibit A-3 attached hereto (the "Service Charges").

     B.   Additional  Charges.  Service  Charges are  computed  exclusive of any applicable federal, state or local use, excise, gross receipts,  sales or other  taxes or similar  charges  ("Additional  Charges"),  whether charged  against CST or Cognigen  by reason of the  Services  provided hereunder.  Cognigen shall pay all such Additional Charges in addition to the Service Charges provided herein.

     C.   Payment. Service Charges are to be payable as follows:

          i)   Service Charges denoted as Set-up Fees on Exhibit A-3 shall start accruing February 1, 2004.

          ii)  If incorrect Cognigen information causes a re-run, the greater of
               50% of the  monthly  run cost or $500.00  will be  assessed  as a re-run fee.

          iii) During any extension of this  Agreement  beyond its initial term, the Monthly  Service Charges shall be those in effect ninety (90)
               days prior to the  expiration of the preceding  term increased by up to five (5)  percent.  CST shall give  notice of its intent to increase pricing ninety (90) days prior to the end of the initial or subsequent terms.

          iv)  Postage  deposits  shall be made one month in  advance.  CST will provide a monthly statement showing the  reconciliation of actual postage costs versus deposits made by Cognigen.  CST shall notify
               Cognigen   of   inadequate   postage   deposits   and  assume  no
               responsibility  for the delivery of invoices to  Cognigen's  "end users" where CST has not received adequate postage deposits.

          v)   If Credit card  accounts  are billed by CST,  funds shall be made available to Cognigen  within 3-5 days after the credit card run.
               Cognigen will pay CST its costs  associated with that credit card run within ten (10) business days after the credit card run.

          vi)  All other Service Charges, as well as any Additional Charges, are payable within thirty (30) days of invoice date.

     D.   Late Payment Charge.  A late payment charge ("Late  Charges") equal to the  greater of 1.5% per month (18% per annum) or the  maximum  amount allowable by law will be assessed upon any past due invoices.

     E.   Billing  Disputes.  Late Charges shall apply, but shall not be due and payable, for any invoice disputed by Cognigen, provided that Cognigen

          (i)  pays all undisputed charges in respect thereof when due,

          (ii) presents  a written  statement  to CST  within a thirty  (30) day
               period   setting  forth  in  reasonable   detail  the  basis  for
               Cognigen's dispute or disagreement, and

          (iii)negotiates  in good faith with CST for the  purpose of  resolving such dispute  within a thirty (30) day period.  In the event such dispute is resolved in favor of CST,  Cognigen  agrees to pay CST the disputed  amount,  together with all applicable Late Charges, within  ten (10)  days of  resolution.  In the  event  that  such dispute is resolved in favor of Cognigen, Cognigen will receive a credit for the  disputed  amount in question  and all  applicable
               Late Charges. CST shall not be obligated to consider any Cognigen notice of  billing  disputes  that is  received  by CST more than sixty  (60)  days  following  the  due  date  of the  invoice  in question.

4. Remedies for Breach.

Except as provided in Section 1.C, in the event  Cognigen or CST is in breach of this Agreement,  CST or Cognigen may, at CST's or Cognigen's  option,  terminate this Agreement by written notice to the other.  Cognigen and CST will be granted a fifteen  (15) day cure period to remedy the breach  upon  receipt of Notice of
Termination. Should Cognigen or CST unreasonably fail to cure said default, this
Agreement shall terminate on the date specified in CST's or Cognigen's Notice of
Termination as if said date were the date specified herein for expiration of the term of this Agreement. On and after the effective date of such termination, CST shall  have no  further  obligation  to  render  technical  support  or  service hereunder.  Termination  of the  Agreement  shall be in  addition  to all  other remedies available to CST or Cognigen, at law and in equity.

5.    Warranty

CST MAKES NO  REPRESENTATIONS  NOR  WARRANTIES,  EXPRESS OR  IMPLIED,  ABOUT THE
SERVICES  PROVIDED  HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, ANY  WARRANTY OF
MERCHANTABILITY  OR  FITNESS  FOR A  PARTICULAR  PURPOSE  OR USE OR ANY  IMPLIED
WARRANTY ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE.

6. Wrongful Acts; General Indemnity; Reimbursement; Limited Liability

     A.   Wrongful  Acts:  Regardless  of the nature of any claim or the form of any action which may be brought  against CST as a result of or arising out of any errors or omissions  which CST may make or which may result from  providing  services  for  Cognigen,  CST's  sole  liability  and obligation to Cognigen shall be to use commercially reasonable efforts to investigate  and, to the extent  reasonably  practicable and within the reasonable  control of CST, correct the circumstances  that caused such errors. CST shall not be liable for any loss or damages sustained by reason of any failure,  delay or interruption of services  (whether or not within the control of CST) covered by this Agreement, nor shall
          CST provide  Cognigen  with any credits to be applied  against  future amounts due,  whether such loss or damage arises  because of breakdown of equipment, software errors or because of any other reason. Cognigen understands  that it shares in the quality control and review process.
          While CST will  apply  its  knowledge  and  experience  to  diligently discharge  its  obligations,  no  information  related to the Services provided  hereunder will be released from CST's data  processing  shop without Cognigen's  approval.  CST's liability hereunder or in any way
          related  to  its  obligations   hereunder  or  the  relationships  and
          transactions   contemplated   hereby   shall   under   no   individual
          circumstances  (whether  based  on  a  contract,   negligence,  strict
          liability  or other  legal or  equitable  theory) be greater  than the amount of fees paid by Cognigen for the services with respect to which the error or omission  occurred and in the aggregate  shall not exceed the amount paid to CST hereunder for the one month period  immediately preceding the last event which gave rise to a claim or action.

     B.   General Indemnity:  Cognigen shall forever indemnify and hold harmless
          CST, its Affiliates and their respective officers, members, directors, employees and agents,  against and from any and all  liability,  loss, damages,  costs and expense  (including  attorneys'  fees and costs of litigation)  arising out of or in connection  with any claim or action which any person or entity (other than  Cognigen) may file or threaten to file against either Party or its officers, directors,  employees or agents in any way  relating  to this  Agreement  or the  provision  of
          Services.  The  indemnification  provided  herein  shall  survive  the termination  of this  Agreement  and the  termination  of any Services
          provided  pursuant  to  this  Agreement.   Notwithstanding  any  other
          provision  of  this  Agreement,  the  officers,  directors,  managers, members,  employees  and  agents of CST  shall  have no  liability  to
          Cognigen,  or any  affiliate of Cognigen,  under this  Agreement or in connection with Services to be provided hereunder.

     C.   Reimbursement:  Cognigen  agrees to reimburse  CST for all  reasonable costs and expenses  incurred by CST due to CST's direct  participation
          (either as a Party or witness) in any  administrative,  regulatory  or criminal  proceeding  concerning Cognigen if CST's involvement in said proceeding is based solely on CST's provision of Services to Cognigen.

     D.   Indemnification; Limitations of Liability:

          i)   Cognigen shall  indemnify,  defend and hold CST harmless from and against any and all claims, demands, suits, judgments,  losses or expenses, including reasonable attorney's fees resulting from any
               act  and/or  omission  of  Cognigen,  its  agents,   servants  or
               representatives  while  engaged in, or in  connection  with,  the discharge  or  performance  of  the  obligations  to be  done  or performed by Cognigen  hereunder  or otherwise  arising out of or related to the transactions contemplated hereby.

          ii)  CST will not be liable for  consequential,  incidental,  special, punitive,  exemplary  or  indirect  loss or  damages  of any kind arising out of this  Agreement  or  relating to the  transactions contemplated  hereby or any  failure to perform  its  obligations hereunder  even if CST was  advised  of the  possibility  of such damages.  CST will  have no  liability  to  Cognigen  for loss or damage to  goodwill or for  revenues  or profits  that might have been  generated  or  earned  under  this  Agreement  but  for the inability or failure of CST to perform its obligations  hereunder or in the event of discontinuation or modification of Services or
               otherwise  in  connection  with  the  transactions   contemplated
               hereby,  nor shall CST have liability for the cost or procurement of substitute Services.

          iii) CST will  have no  liability  for  fraudulent  activity  or other inappropriate  activities of  End-Users,  nor for the guaranty of any checks processed by CST.

          iv)  Cognigen  agrees not to violate any FCC or other federal or state rules regarding Cognigen slamming or cramming. Cognigen agrees to fully and immediately reimburse, CST and the employees, officers,
               directors,  partners,   shareholders,   successors,  assigns  and
               independent   contractors  of  CST,  for  all  claims,   damages,
               liabilities  or expense  of any  description  (including  but not limited to reasonable  attorneys  fees and costs)  arising out of the violation by Cognigen or any of Cognigen's employees,  agents or  representatives  of any  applicable  FCC and/or  state  rules regarding Cognigen slamming or cramming.  Cognigen further agrees that  Cognigen  will not settle any such dispute or claim without consulting  with CST and obtaining  CST's prior written  consent.
               Cognigen must also allow CST to participate in its own defense at
               Cognigen's expense.

          v)   Cognigen shall be solely and singularly  responsible  for payment of any  commissions  or  other  compensation  owed to  Cognigen's employees,  agents or  representatives.  Nothing contained herein shall be construed to create any  obligation by CST whatsoever to pay  commissions  or  other  compensation  to any  of  Cognigen's employees,  agents or  representatives.  Cognigen shall indemnify and hold  harmless CST from and against any and all claims by any of Cognigen's employees, agents or representatives for payment of commissions or other compensation.

          vi)  CST shall indemnify,  defend and hold Cognigen  harmless from and against any and all claims, demands, suits, judgments,  losses or expenses, including reasonable attorney's fees resulting from any
               act  and/or   omission   of  CST,   its   agents,   servants   or
               representatives  while  engaged in, or in  connection  with,  the discharge  or  performance  of  the  obligations  to be  done  or performed by CST hereunder or otherwise arising out of or related to the transactions completed hereby.

          vii) Cognigen  will  not  be  liable  for  consequential,  incidental, special,  punitive,  exemplary or indirect loss or damages or any
               kind   arising  out  of  this   Agreement   or  relating  to  the
               transactions  contemplated  hereby or any  failure to perform its obligations  hereunder  even  if  Cognigen  was  advised  of  the possibility  of such damages.  Cognigen will have no liability to
               CST for loss or damage to  goodwill  or for  revenues  or profits that might have been generated or earned under this Agreement but
               for  the   inability  or  failure  of  Cognigen  to  perform  its
               obligations  hereunder  or in the  event  of  discontinuation  or modification  of services or  otherwise  in  connection  with the transactions  contemplated  hereby,  nor shall CST have liability for the cost or procurement of substitute services.

7. Alternative Dispute Resolution

     A.   Arbitration.  In the event of any  dispute or claim  arising out of or relating to this Agreement,  or the breach thereof,  the Parties agree that each shall discuss and negotiate the issues  between the Parties'
          authorized  agents,  with  informal  escalation  within  the  Parties'
          organizations  as  necessary  to  pursue  and  achieve  resolution  as expeditiously  as  possible.  If a  resolution  cannot be  arrived  at between the Parties through informal  negotiations as described above, either Party may serve written notice upon the other that negotiations have reached an impasse.  After  written  notice of impasse is served, either Party may, within sixty (60) days after service of this notice, serve  upon the other  written  demand  that the  dispute  or claim be submitted  to  arbitration.  Said demand shall set forth the nature of the dispute or claim, an approximation  of the amount in question,  if any, and the nature of the remedy  sought.  The dispute or claim shall be submitted to arbitration  administered by the American  Arbitration
          Association ("AAA"), or any successor organization, under AAA's or any successor  organization's rules for commercial  arbitration.  Judgment upon an award  rendered  by the  arbitrator(s)  may be  entered in any court having jurisdiction  thereof.  The place of arbitration shall be
          San Luis Obispo, California.

     B.   Authorized  Agent.  In the  absence of express  written  notice to the contrary,  each Party's  authorized agent for purposes of this Section
          10 herein shall be deemed to be each Party's representative whose name appears as a signatory  to this  Agreement,  or the  successor of such person.

8. Force Majeure

If CST's or Cognigen's performance of this Agreement or any obligation hereunder is  prevented,  restricted or  interfered  with by causes beyond its  reasonable control  including,  but not limited to, acts of God, acts of  terrorism,  fire, explosion,  vandalism,  loss of  electrical  power,  cable  cut,  storm or other similar occurrence, any law, order, regulation,  direction, action or request of the  United  States  government  or any  foreign  government,  or state or local
governments,   or  of  any  department,   agency,  commission,   court,  bureau,
corporation or other instrumentality of any one or more such governments,  or of any civil or military authority, or by national emergency,  insurrection,  riot, war, strike,  lockout or work stoppage or other labor difficulties,  or supplier failure,  shortage,  breach or delay, then CST or Cognigen shall be excused from such  performance  on a day-to-day  basis to the extent of such  restriction  or
interference.   CST  or  Cognigen  shall  use   reasonable   efforts  under  the
circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

9. Notices

Cognigen shall notify CST in writing if Cognigen's  billing address is different from the address shown below. Any invoice,  notice, demand, request,  payment or other  communications given hereunder shall be in writing and shall be deemed to be  received  (a) when  delivered  if given in person or by  courier  or courier service  or (b) on the date and at the time of  transmission  if sent by  telex, facsimile or other wire transmission  (receipt  confirmed) or (c) by registered, certified mail five (5) business days after being  deposited in the mail postage prepaid, return receipt confirmed.

      CST Notice:
      ----------
               David G. Lucas
               Chief Financial Officer
               Suite 103A, 3220 South Higuera Street
               San Luis Obispo, CA 93401
               877-608-3769
               805-786-2644

      Cognigen Notice:
      ----------------
               Gary L. Cook
               Chief Financial Officer
               Suite 210, 7001 Seaview Ave. NW
               Seattle, WA 98117
               Phone: 206-297-6151
               Fax:      206-297-6161
               E-mail: gary@ld.net

      Cognigen Invoices to:
      Name:    Gary L. Cook
      Address: Suite 210, 7001 Seaview Ave. NW
               Seattle, WA 98117
      Phone:   206-297-6151
      Fax:     206-297-6161
      E-mail:  gary@ld.net

10.   No-Waiver

No term or provision of this  Agreement  shall be deemed waived and no breach or default  shall be deemed  excused  unless  such  waiver or  consent  shall be in writing and signed by the Party claimed to have waived or  consented.  A consent to waiver of or excuse for a breach or default by either Party,  whether express or implied,  shall not  constitute  a consent  to,  waiver of, or excuse for any different or subsequent breach or default.

11.   Partial Invalidity; Government Action

     A.   Partial Invalidity:  If any part of any provision of this Agreement or any other  agreement,  document  or writing  given  pursuant  to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation,  that part shall be ineffective to the extent of such invalidity  only,  without in any way affecting the remaining parts of that provision or the remaining  provisions of this
          Agreement.  In such event,  Cognigen  and CST will  negotiate  in good faith with  respect to any such invalid or  unenforceable  part to the extent necessary to render such part valid and enforceable.

     B.   Exclusive  Remedies.  Except as  otherwise  specifically  provided for herein,  the  remedies  set  forth  in  this  Agreement  comprise  the exclusive remedies available to either Party at law or in equity.

12.   Choice of Law Forum

     A.   Law: This Agreement  shall be construed under the laws of the State of
          California without regard to choice of law principles.

     B.   Forum:  Any legal action or proceeding  with respect to this Agreement may be brought in the Courts of the State of California in and for the
          County of San Luis Obispo, California. By execution of this Agreement, both  Cognigen  and CST  hereby  submit to such  jurisdiction,  hereby expressly  waiving whatever rights may correspond to either of them by reason of their  present or future  domicile.  In  furtherance  of the foregoing,  Cognigen and CST hereby  agree to service by U.S.  Mail at the notice addresses referenced in Section 9.

13.   Confidential Information; Non-Solicitation

     A.   Any specifications,  drawings,  sketches,  models,  lists,  proposals, marketing data, samples, tools, designs, computer programs,  technical information,  confidential business information or data, written, oral or otherwise (all hereinafter designated Information) furnished by the
          Parties to one  another  hereunder  shall  remain the  property of the supplier  of such  Information.  All  copies  of such  Information  in written,  graphic  or other  tangible  form shall be  returned  to the supplier of such  Information upon request or upon termination of this
          Agreement.

     B.   Subject to the exception noted in (A) above,  unless such  Information has been or is  subsequently  made  public by the  supplier to a third party,  it shall be kept  confidential  by the  recipient and shall be
          used  by  the  recipient  only  in  connection   with  fulfilling  the
          obligations of the recipient  which arise pursuant to this  Agreement, unless the prior written consent of the supplying Party is obtained.

     C.   Nothing herein shall be construed as waiving the right of either Party to  require  the  other  party to  execute  a  written  non-disclosure agreement containing  reasonable additional terms and conditions prior to the supplying of particular  confidential  Information from time to time.

     D.   During  the  Term  and for a  period  of one (1)  year  following  the termination  of this  Agreement,  Cognigen  and CST each  agree not to directly or  indirectly  solicit  any  employee of the other Party for employment as an employee, independent contractor, partner, or agent.

14.   Successors and Assignment.

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
     Parties  hereto  and their  respective  successors  or  assigns,  provided, however,  that  Cognigen  shall  not  assign  or  transfer  its  rights  or obligations  under this Agreement without the prior written consent of CST, whose consent shall not be unreasonably withheld, and further provided that any assignment or transfer without such consent shall be void.

15.   General.

     A.   Survival  of  Terms:  The  terms  and  provisions  contained  in  this
          Agreement  that by their sense and context are intended to survive the performance  thereof  by the  Parties  hereto  shall  so  survive  the
          completion  of  performance   and   termination  of  this   Agreement,
          including, without limitation,  provisions for indemnification and the making of any and all payments due hereunder.

     B.   Industry Terms:  Words having  well-known  technical or trade meanings shall be so construed, and all listings of items shall not be taken to be  exclusive,  but shall  include  other  items,  whether  similar or dissimilar to those listed, as the context reasonably requires.

     C.   Rule of Construction: No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

     D.   Headings.  Descriptive  headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     E.   Remedy. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other  remedies  available at law or in equity by statute or otherwise.

     F.   Modification.   This  Agreement  may  not  be  amended  except  by  an
          instrument in writing,  executed by the Parties.  No  modification  or amendment hereto shall be effected by the acknowledgment or acceptance by either Party of any order,  sales  acknowledgment  or other similar form from the other Party.

     G.   Execution.  This  Agreement  may be executed in several  counterparts, each  of  which  shall  constitute  an  original,  but  all  of  which constitute one and the same instrument.

16.     Entire Agreement.

This Agreement consists of all of the terms and conditions contained herein, and all  of the  Exhibits  hereto.  This  Agreement  constitutes  the  complete  and exclusive statement of the understandings between the Parties and supersedes all proposals and prior agreements (oral or written) between the Parties relating to the services  provided  hereunder.  No subsequent  agreement between the Parties concerning  the  services  shall be  effective  or binding  unless it is made in writing and subscribed to by authorized representatives of Cognigen and CST.

IN WITNESS  WHEREOF,  the Parties have executed this Master  Services  Agreement on the date first written above.

Cognigen Networks, Inc.                    Cognigen Switching Technologies, Inc.

______________________________             _______________________________
(Signature)                                 (Signature)

______________________________             _______________________________
Name                                        Name

______________________________             _______________________________
Title                                       Title

______________________________             _______________________________
Date                                        Date

Exhibit A-1: Description of Services Provided By CST

MIS related functions
|_|   Account Administration
|_|   A/R administration with Account History
|_|   LockBox processing and reporting
|_|   Credit Card processing and reporting
|_|   Credit card decline reports
|_|   Aging reports
|_|   Provisioning reports (See Exhibit A-2)
|_|   Order breakage reports (See Exhibit A-2)
|_|   Usage reports  (See Exhibit A-2)
|_|   Billing summary reports  (See Exhibit A-2)
|_|   Vendor reports  (See Exhibit A-2)
|_|   Peachtree Accounting import files

Carrier Reconciliation
CST generates several reports that breakdown carrier costs and resulting margins on a bill period basis and calendar  month basis.  CST utilizes these reports in
comparing   calculated   costs   against   carrier  bills  to  detect  over  and
undercharging.  CST shall make every  reasonable  effort to  identify  potential carrier disputes and provide Cognigen the requisite  support data to file formal disputes with Cognigen's carriers.

Daily Fraud detection procedures
On a daily basis CST flags all accounts with
|_|   more than 100 minutes in a day
|_|   more than 2 hour calls
|_|   more than 100 dollars in a day
|_|   more than 100 dollars for a bill period
|_|   several other reports are generated and acted on

Invoicing
Web invoice and paper invoices are generated on a monthly basis.

Taxing
|_|   Taxing at individual call level
|_|   Monthly Tax data file generation used for TaxPartners reporting
|_|   Quarterly Tax data file generation used for TaxPartners reporting
|_|   Monthly CCH Tax data import and system update
|_|   Daily Tax exception handling for anomalous tax jurisdictions

Costing
|_|   Costing at a call level
|_|   Periodic underlying carrier cost data import and system update
|_|   Daily Cost exception handling for anomalous cost regions

Charging
|_|   Charging at a call level based on class of service and product model
|_|   1 Plus outbound based on origination billing tier
|_|   1 Plus toll free based on termination billing tier
|_|   Dedicated toll free based on orig billing tier
|_|   Dedicated outbound based on circuit orig billing tier
|_|   Dedicated toll free based on orig lata
|_|   Dedicated 80/20 surcharge on accounts with greater than 20% "non-RBOC"
         traffic

Rate Tables
|_|   Maintain customized BASE RATES table used to generate PRODUCT RATE GROUPS
|_|   Generate new product rate groups and brands as requested usually 3 to 5 new brands a week
|_|   Update PRODUCT RATE GROUPS as needed
|_|   Generate data files required to populate marketing sites that are handled by Cognigen's IT personnel

Carrier Interface (Sprint/UUnet/Global Crossing)
 All carriers have unique interfaces, procedures and personnel that CST must deal with daily:
|_|   Daily call detail download ( Sprint and GX only )
|_|   Periodic call detail processing via FED/EX cd ( UUnet only )
|_|   Daily care download
|_|   Upload of new orders several times a day
|_|   Handle line activation, deactivation and cancel as needed
|_|   Handle toll free activation, deactivation and cancel as needed
|_|   Process PICC data files for PICC fee presentation on invoices

Subscriber Activation
 Handle custom order transactions from Cognigen order entry sites in real time updated for each new product brand
 Automated email feed back system
|_|   Order progress
|_|   Provisioning progress
|_|   Credit card issues
|_|   Collection issues
|_|   Fraud protection warning reports
|_|   Self help feed back system
|_|   On demand provisioning progress interface

Customers' Account Management Web site
 A website is generated for each new account that signs up that allows the customer to manage the following:
|_|   Update/Add credit card
|_|   Update address
|_|   Update email address
|_|   Send Web based email to customer service
|_|   Add new ANI lines and choose local toll and/or 1plus jurisdictions
|_|   Add new Toll free numbers and ringto numbers
|_|   Add new Calling card pins which are activated in real time
|_|   Update/Add dial-around lines
|_|   View accounting transactions:
|_|   payments made and type
|_|   credits received and type
|_|   View all billing summary reports shows number, type and detail of calls made for a bill period
|_|   View on-line invoice archive
|_|   View on-line raw call detail
|_|   Rate quotes
|_|   Aging report which show 30,60,90,120 status of account

Agents' Brand Management Web Site
 This web site will be made available to ALL agents for the purposes of managing accounts and assisting in customer service, collection and provisioning issues.
 Many agents are hands on and prefer to be involved with their accounts care and feeding. This web site allows the agent to do the following.
      View all accounts under the brand by:
|_|   accounts sent to carrier and carrier PIC status
|_|   closed accounts and reason code for close
|_|   aging report showing current, 30,60,90,120 accounts
      View action item report that shows the highest priority action items that
      the agent must      attend to and collection and provisioning issues
      View and add notes to accounts

Customer service Subscriber activation system
 This web site is used by internal customer service to:
|_|   View all new and pending orders by product brand
|_|   Identify all VERIFIED orders
|_|   Send email and phone communications to customers that require forms or more information
|_|   Perform EquiFax credit checks and send to provisioning system
|_|   Abandon orders for over 20 reasons and note accounts

Provisioning system
|_|   This system accepts verified orders and determines which carrier to send the order to based on customized carrier PIC business rules developed for each product.
|_|   The daily care (TCSI) and call detail is used to determine the status of a line or toll free number.  Automated email messages are sent out for customer required action or successful line or toll free number switch.
|_|   Automatic resubmit of orders is performed when no care has been received for line or toll free number within 3 days.  Most of the time some kind of care is received with 24 hours.  This system was developed when it was found that our carriers sometimes manage to "drop" order lines.
         This sweeping action has resurrected many orders.
|_|   Automated action item emails to carrier account managers:
         There are many instances when the carrier procedures require that an actual email is sent to the account manager as a work order so that a line can be added to our - Cognigen's carrier account.  This system detects which email, carrier and account manager to send the message
         to.  Also, it receives the email reply and automatically processes the result and performs the resubmit or account status change, etc.

Dial-Around, Calling Card and Conference System
 CST has integrated Cognigen's 1 plus product with CST's existing conferencing, international calling card and dial-around platform.  All calls made on this system appear on the same single 1 plus invoice.  The customer can manage all of these services from a single account administration web site.

Exhibit A-2: Management Reports

CST shall  develop and make  available to Cognigen,  summary  level  "Management
Reports" containing the information  outlined below in a similar summary format.
These Management  Reports will supplement the reports currently  produced by CST and shall be completed in their entirety no later than sixty (60) days after the effective date of this Agreement.

1.   Weekly Provisioning Report
                          A.             B.              C.              D.              E.               F.              G.              H.             I.            J.
                                                                                                                                    (D + E + F + G)   (H / C)       (C - H)
     a.  InTandem                                                                                     Breakage
                                                    Gross Orders   -------------------------------------------------------------------------------                  Net Lines
                     Master Agent       REPID          (Lines)     Pending Verify    PIC Freeze      Credit Fail         Other      Total Breakage   % Breakage    Provisioned
                     ------------       -----          -------     --------------    ----------      -----------         -----      --------------   ----------    -----------
                          -               -               -               -               -               -                -               -             -              -
                          -               -               -               -               -               -                -               -             -              -
                          -               -               -               -               -               -                -               -             -              -
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -

     b.  Cognigen                                                                                      Breakage
                                                    Gross Orders   -------------------------------------------------------------------------------                  Net Lines
                       Product          REPID          (Lines)     Pending Verify    PIC Freeze      Credit Fail         Other      Total Breakage   % Breakage    Provisioned
                     ------------       -----          -------     --------------    ----------      -----------         -----      --------------   ----------    -----------
                       CogWorld           -               -               -               -               -                -               -             -              -
                       CogState           -               -               -               -               -                -               -             -              -
                          -               -               -               -               -               -                -               -             -              -
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -

2.   Weekly Breakage Report
                          A.             B.              C.              D.              E.               F.              G.
                                                                                      (D/(B+C))                        (B+C-D-F)
     a.  InTandem                     Beginning      Additional      Successful     Success Rate     Terminated *       Ending
                                       Balance        Breakage       Completions          %             Orders          Balance
                                       -------        --------       -----------    ------------        ------          -------
                    Pending Verify        -               -               -               -               -                -
                    PIC Freeze            -               -               -               -               -                -
                    Credit Fail           -               -               -               -               -                -
                    Other                 -               -               -               -               -                -
--------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -

     b.  Cognigen                     Beginning      Additional      Successful     Success Rate     Terminated *       Ending
                                       Balance        Breakage       Completions          %             Orders          Balance
                                       -------        --------       -----------    ------------        ------          -------
                    Pending Verify        -               -               -               -               -                -
                    PIC Freezes           -               -               -               -               -                -
                    Credit Fails          -               -               -               -               -                -
                    Other                 -               -               -               -               -                -
--------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -

                  * Orders no longer actively worked toward successful provisioning

3.   Monthly Active Accounts Reports
                          A.             B.              C.              D.              E.               F.              G.              H.
                                                                                                                      (C+D-E+/-F)
     a.  InTandem                                    Prior Month     New Billed                      Net Zero-Bill   Current Month     Current Month
                     Master Agent       REPID      Billed Accounts    Accounts       Disconnects      Accounts *     Billed Accounts    Billed Lines
                     ------------       -----      ---------------    --------       -----------      -----------    ---------------    ------------
                          -               -               -               -               -               -                -                 -
                          -               -               -               -               -               -                -                 -
                          -               -               -               -               -               -                -                 -
----------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -                 -

     b.  Cognigen                                    Prior Month     New Billed                      Net Zero-Bill    Current Month    Current Month
                       Product          REPID      Billed Accounts    Accounts       Disconnects      Accounts *     Billed Accounts    Billed Lines
                     ------------       -----      ---------------    --------       -----------      -----------    ---------------    ------------
                       CogWorld           -               -               -               -               -                -               -
                       CogState           -               -               -               -               -                -               -
                          -               -               -               -               -               -                -               -
----------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -

4.   Weekly Dedicated Usage Report

                     Sub Account     Sub Account     Trunk Group    Current Week     Prior Week
                         Name          Number          Number        Total MOUs      Total MOUs         Change         % Change
                     -----------     -----------     -----------    ------------     ----------         ------         --------
                          -               -               -               -               -               -                -
                          -               -               -               -               -               -                -
                          -               -               -               -               -               -                -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -

5.   Monthly Usage Reports
     a.  InTandem-Switched                                                                                                      Billed Minutes of Use
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                     Master Agent       REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -         -       -          -            -     -      -          -

     b.  InTandem-Dedicated                                                                                                       Billed Minutes of Use
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                     Sub Account     Trunk Group     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                         Name          Number        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

     c.  Cognigen                                                                                                              Billed Minutes of Use
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Outbound                                                                            Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                       Product          REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                       CogWorld           -               -               -               -               -                -               -             -              -            -          -            -              -
                       CogState           -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

6.   Monthly Billing Reports
     a.  InTandem-Switched                                                                                                      Billed Revenue
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                     Master Agent       REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -         -       -          -            -     -      -          -

     b.  InTandem-Dedicated                                                                                                       Billed Revenue
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                     Sub Account     Trunk Group     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                         Name          Number        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

     c.  Cognigen                                                                                                              Billed Revenue
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Outbound                                                                            Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                       Product          REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                       CogWorld           -               -               -               -               -                -               -             -              -            -          -            -              -
                       CogState           -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

7.   Monthly Carrier Cost Reports
     a.  InTandem-Switched                                                                                                      Cost of Goods Sold
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                     Master Agent       REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
                          -               -               -               -               -               -                -               -             -         -       -          -            -     -      -          -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -         -       -          -            -     -      -          -

     b.  InTandem-Dedicated                                                                                                       Cost of Good Sold
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Outbound                                                                               Inbound
                     Sub Account     Trunk Group     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                         Name          Number        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

     c.  Cognigen                                                                                                              Cost of Goods Sold
                                                     ---------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Outbound                                                                            Inbound
                                                     --------------------------------------------------------------------------------------------------------------------------  -----------------------------------    Combined
                       Product          REPID        InterState      IntraState      011 Intn'l     Non-011 Intn'l      Canada          Mexico         Other     Total Outbound  InterState IntraState Total Inbound      Total
                     ------------       -----        ----------      ----------      ----------     --------------      ------          ------         -----     ----- --------  ---------- ---------- ----- -------    --------
                       CogWorld           -               -               -               -               -                -               -             -              -            -          -            -              -
                       CogState           -               -               -               -               -                -               -             -              -            -          -            -              -
                          -               -               -               -               -               -                -               -             -              -            -          -            -              -
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -               -             -              -            -          -            -              -

8.   Monthly Vendor Report
     a.  InTandem-Switched
                                                                                         Total Billed Minutes
                                    Total Billed    Total Billed      --------------------------------------------------------
                        Vendor        Accounts          Lines         Outbound         Inbound          Other            Total
                        ------      ------------    ------------      --------         -------          -----            -----
                    GX                    -               -               -               -               -                -
                    UUNET                 -               -               -               -               -                -
------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -

     b.  Cognigen
                                                                                         Total Billed Minutes
                                    Total Billed    Total Billed      --------------------------------------------------------
                        Vendor        Accounts          Lines         Outbound         Inbound          Other            Total
                        ------      ------------    ------------      --------         -------          -----            -----
                    GX                    -               -               -               -               -                -
                    UUNET                 -               -               -               -               -                -
------------------------------------------------------------------------------------------------------------------------------
                        Total             -               -               -               -               -                -
------------------------------------------------------------------------------------------------------------------------------

Exhibit A-3: Service Charges

Conferencing Product
o     CST will pay Cognigen twenty percent (20%) commission on billed revenue, less taxes and surcharges

Switched Services
o     CST will price the provision of switched services to Cognigen at CST's applicable carrier costs plus twenty percent (20%)

Customer Service and Provisioning
o     $18.00 per hour/per seat
o     Standard hours of service (PST): 7:00 AM to 5:00 PM, Monday through Saturday
o     Customer service work requested by Cognigen outside of standard hours of service will be invoiced at $50 per hour/per seat
o     Initial staffing is 8 full-time seats (40 hours per week)
o     Additional staffing requires prior approval by Cognigen

Rating and Billing
o     2.5% of Cognigen's 1+ and dedicated billed revenue, less taxes and surcharges

_     Rate Table Management and System Administration
o     $4,000.00 per month

_     Special Projects/Requests
o     Requested modifications to the current billing/reporting system made after the execution date of this Agreement will be assessed at CST's
       Programmer/Analyst Support Rate
o     Programmer/Analyst Support Rate = $150.00 per hour

_     Adhoc Report Processing
o     Requests for adhoc reports will be invoiced to Cognigen at $150.00 per hour

New Brand Installation
o     Eight (8) brand installations for no cost per calendar month ( non cumulative ) each brand installation after is installed at a charge of
       $50.  Any unused monthly brand installations do not carry forward to successive months.

New Base Rate Installation
o     $50.00 setup fee for each new Base Rate

_     Posting and Shipping Fees
o     Cognigen  will provide CST with a postage  deposit one month in advance.  CST will provide a monthly  reconciliation.  CST shall assume no responsibility for delivery to the U.S.  Postal  system in the absence of postage funds on hand.

Invoice Stationary and Printing Services
o     CST's actual costs for invoice stationery and printing  services,  as well as logo set-up fees, will be passed through to Cognigen.

Miscellaneous Shipping
o     At applicable carrier rates, as directed by the Cognigen.

Mailings Letters/Fulfillment
o     Work requested by Cognigen will be billed at cost plus 20% margin

                                     EXHIBIT C

                       TO STOCK FOR STOCK EXCHANGE AGREEMENT

                     CST BALANCE SHEET AND ADJUSTMENT SCHEDULE

                     Cognigen Switching Technologies, Inc.
                                 Balance Sheet
                                January 31, 2004

         ASSETS

Current Assets
Petty Cash                              200.00
Cash checking B of A                  9,554.96
First Regional Reserve               20,028.00
Accounts Receivable                 109,941.24
Allowance for Doubtful Account      (24,328.56)
                                    ----------

Total Current Assets                           115,395.64

Property and Equipment
Furniture and Fixtures                4,981.92
Switch equipment                    226,358.33
Computer Equipment                   36,196.40
Leasehold Improvements               23,203.90
Software                              6,015.39
Accum. Depreciation-Furniture        (3,006.78)
Accum. Depreciation-Switch         (150,108.53)
Accum. Depreciation-Computer        (48,274.07)
Accum. Depreciation-Leasehold       (17,638.78)
Accumulated Depreciation Softw       (6,015.39)
                                   -----------

Total Property and Equipment                   71,712.39

Other Assets
Deposits                             28,935.96
                                   -----------

Total Other Assets                             28,935.96
                                               ---------

Total Assets                                   216,043.99
                                               =========

LIABILITIES AND CAPITAL

Current Liabilities
Accounts Payable                     96,447.90
Accrued Commissions                  12,310.76
Wages Payable                        17,812.02
Accrued Vacation                     29,179.25
State and Local Taxes Payable           452.02
Accrued Taxes AAA                     3,551.90
Accrued Payphone Charges              1,182.43
                                     ---------

Total Current Liabilities                      160,936.28

Long-Term Liabilities
Notes Payable-Noncurrent            223,555.93
                                    ----------

Total Long-Term Liabilities                    223,555.93
                                               ---------

Total Liabilities                              384,492.21

Capital
Common Stock                         12,000.00
Paid-in Capital                   2,606,027.02
Retained Earnings                (2,548,676.19)
Net Income                         (237,799.05)
                                 -------------

Total Capital                                  (168,448.22)
                                               -----------

Total Liabilities & Capital                    216,043.99
                                               ==========

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